EXHIBIT 10.11

DEFERMENT OF PROMISSORY NOTE PAYMENT
FROM IVAN BEBEK DATED AUGUST 23, 2004

August 23, 2004

Mongolian Explorations Ltd.
Suite 1605 - 750 West Pender Street
Vancouver, B.C. V6C 2T8
Canada

        I, Ivan Bebek, hereby agree to defer $50,000 of the loan amount payable to me by Mongolian Explorations Ltd. until December 31, 2006. As at July 1, 2005, the $50,000 shall earn interest of 10% per annum until paid in full.

August 23, 2004	/s/ Ivan Bebek
Date	Ivan Bebek